Exhibit 99.1

Enzo Biochem, Inc.
527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

HAMID ERFANAIN NAMED CHIEF EXECUTIVE OFFICER OF ENZO BIOCHEM TO ACCELERATE EXPANSION AND COMMERCIALIZATION OF KEY DIAGNOSTIC PLATFORMS

Dr. Elazar Rabbani to remain Chairperson of the Board and will assume new role as Chief Scientific Officer

NEW YORK, NY, October 18, 2021 (GLOBE NEWSWIRE) -- Enzo Biochem, Inc. (NYSE:ENZ) (“Enzo” or the “Company”), a leading biosciences and diagnostics company, announced today the appointment of Hamid Erfanian as Chief Executive Officer. Following the succession plan announced in March and the engagement of Korn Ferry, Dr. Elazar Rabbani remains Chairperson of the Board of Directors and will assume the role of Chief Scientific Officer of the Company. Mr. Erfanian brings over 28 years of experience as a seasoned healthcare executive specializing in the diagnostic, medical devices, and life sciences industry. His demonstrated track record of implementing commercial strategies and building high performing teams at both global and smaller firms provides the ideal balance of qualifications to support Enzo as it evolves under the guidance of new leadership. Mr. Erfanian’s employment will begin in early November.

“I am thrilled to be joining Enzo, an established innovator in the diagnostics space, at this pivotal stage of development,” stated Mr. Erfanian. “I firmly believe the Company’s GENFLEX® platform, and its broad menu of molecular products are very well positioned to continue to serve the diagnostics market. The vision of new molecular product development and service expansion into new clinical settings is a vital mission as the Company evolves in this post pandemic environment. I look forward to leading these efforts and the Enzo executive management team.”

Mr. Erfanian was most recently Chief Commercial Officer of EUROIMMUN, a PerkinElmer Company. He previously served as Chief Executive Officer of its US subsidiary, a position he held from June 2014 through August 2021, where he was responsible for growing sales by more than 20-fold in five years. EUROIMMUN is a world leader in the field of medical diagnostics. In his role, he commercialized several diagnostic product offerings including those that enable the detection of antibodies associated with autoimmune and infectious diseases. Prior to EUROIMMUN, Mr. Erfanian held executive and senior positions at several notable diagnostics companies including Diagnostica Stago, Beckman Coulter, and Abbott Laboratories. Earlier in his career, Mr. Erfanian worked at leading diagnostic laboratory testing companies, Quest Diagnostics and Laboratory Corporation of America. He received his Bachelor’s Degree in Science and Mathematics from North Dakota State University and a Masters of Business Administration from the Cox School of Business at Southern Methodist University.

“The Board is excited that Mr. Erfanian is joining the Company to lead us through this next stage of commercialization and growth as we capitalize on our molecular diagnostics platforms for central lab and point of care uses,” stated Dr. Rabbani, Enzo’s Chairperson. “We have the deepest confidence that Mr. Erfanian will leverage Enzo’s proprietary and innovative platforms, strong asset base, and approximately 475 global patents. He joins the Company at an exciting juncture of growth and opportunity.”

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

For more information, please visit www.Enzo.com or follow Enzo Biochem on Twitter and LinkedIn.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2021. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Contacts:

For: Enzo Biochem, Inc.

David Bench, CFO
212-583-0100
dbench@enzo.com

Media:

Lynn Granito
Berry & Company Public Relations
212-253-8881
lgranito@berrypr.com

Investors:

Bob Yedid
LifeSci Advisors, LLC
646-597-6989
bob@lifesciadvisors.com

Steve Anreder
Anreder & Company
212-532-3232
Steven.anreder@anreder.com